Exhibit 99.1

TransDigm Group Prices Offering of $300 Million of Additional Senior Subordinated Notes

Cleveland, Ohio, February 24, 2017/PRNewswire / -- TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that on February 24, 2017, its wholly-owned subsidiary, TransDigm Inc. (the “Company”), priced its private offering of an additional $300 million aggregate principal amount of 6.500% Senior Subordinated Notes due 2025 (the “Notes”). The Notes will be an additional issuance of the Company’s existing 6.500% Senior Subordinated Notes due 2025. The Notes will be issued at a price of 101.500% of their principal amount. The Notes will be guaranteed, with certain exceptions, by TransDigm Group and all of the Company’s existing and future domestic subsidiaries on a senior subordinated basis. The offering is expected to close on March 1, 2017.
TransDigm Inc. intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include potential future acquisitions, dividends and purchases under its stock repurchase program, as well as to replenish approximately $90 million of cash on its balance sheet used to fund the acquisition of SCHROTH Safety Products GmbH and certain aviation and defense assets and liabilities from subsidiaries of Takata Corporation on February 22, 2017.

The Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933 (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this press release in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties which could affect TransDigm Group's actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers' planes spend aloft and our customers' profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group's Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:     Liza Sabol
    Investor Relations
    216-706-2945
    ir@transdigm.com

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